                                                                     Exhibit 6.2

                               Power of Attorney
                               -----------------

     Know All Men By These Presents, that the undersigned director or officer of Howe Barnes Investments, Inc., a Delaware corporation, hereby constitutes and appoints George H. Shelton and Michael E. Sammon, and each of them (with full power to each of them to act alone) his/her true and lawful attorney-in-fact and agent, for him/her and on his/her behalf and in his/her name, place and stead, in any and all capacities, to sign, execute and affix his/her seal thereto and file any exemptive applications or other requests with the Securities and Exchange Commission or other regulatory authority as may be necessary, desirable or appropriate under applicable law, and one or more Registration Statements on Form S-6 under the Securities Act of 1933 or Form N-8B-2 or Form N-8A under the Investment Company Act of 1940, including any amendment or amendments thereto, with all exhibits, and any and all other documents required to be filed with respect to any other unit investment Trust sponsored by Howe Barnes Investments, Inc. and any successors thereof whether or not in existence at the date hereof and which may be created after the date hereof with any regulatory authority, federal or state, relating to the registration thereof or the issuance of units of fractional undivided interests therein, without limitation, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signed this 29th day of August, 1997.

GEORGE H. SHELTON        MARK PAUL SHELSON            RICHARD W. TERRELL
-----------------        ---------------------        ------------------
George H. Shelton        Mark Paul Shelson            Richard W. Terrell

MICHAEL E. SAMMON        THEODORE M. PERKOWSKI        DANIEL E. COUGHLIN
-----------------        ---------------------        ------------------
Michael E. Sammon        Theodore M. Perkowski        Daniel E. Coughlin

PHILIP C. ALLEN          MICHAEL R. OCHOA             BETTEANN KESLINKE
-----------------        ---------------------        ------------------
Philip C. Allen          Michael R. Ochoa             Betteann Keslinke

MARIO G. BERNARDI        CHARLES V. DOHERTY
-----------------        ---------------------
Mario G. Bernardi        Charles V. Doherty
